CREG Chairman Makes Additional Investment of US$18.9 Million

XI'AN, China, August 27, 2014 -- China Recycling Energy Corp. (NASDAQ: CREG or "the Company"), a leading industrial waste-to-energy solution provider in China, today announced that its Chairman and CEO, Mr. Guohua Ku, has entered into a Share Purchase Agreement (“SPA”) with the Company on August 27, 2014 to purchase 13,829,074 shares of common stock of the Company (the “Shares”) at the market price. The SPA was unanimously approved by the Company's Board of Directors on August 25, 2014, and became effective upon the execution by the parties, today.

Under the SPA, the Company shall issue and sell the Shares to Mr. Ku at US$1.37 per share, the average closing price quoted on the NASDAQ Global Market for the common stock of the Company for the 15 trading days prior to the effective date of the SPA. The total purchase price for the Shares shall be paid by Mr. Ku within 20 days of the effective date of the SPA.

Mr. Ku stated, “I have full confidence in the future of the Company and I am pleased to be able to further my contribution to its ability to grow and capitalize on the huge market potential in this new energy industry. I believe that, with the solid execution track record of the Company, CREG is well positioned to capture the significant growth opportunities in the energy saving and recycling market in China and deliver long-term shareholder value.”

About China Recycling Energy Corp.

China Recycling Energy Corp. (NASDAQ: CREG or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1 percent of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Mr. David Chong, Chief Financial Officer
China Recycling Energy Corp.
Tel: +86-1370-1813139; +65-9721 6163

Email: chongscd@creg-cn.com

Christensen

Ms. Xiaoyan Su (China)

Vice President

Tel: +86-10-59001548

Email: xsu@christensenir.com

Mr. Christian Arnell (China)

Vice President

Phone: +86-10-59001548

E-mail: carnell@christensenir.com